Exhibit 4.27

                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE

     This Settlement Agreement and Mutual Release ("Agreement") is entered into by and among Ramp Corporation, a Delaware corporation ("Ramp"), LifeRamp Family Financial, Inc. ("LifeRamp") (Ramp and LifeRamp are hereinafter referred to collectively as the "Company Parties") and Buckley Kolar LLP, a District of Columbia limited liability partnership (the "Firm").

                                    RECITALS

     A. In February through May 2004, the Firm provided legal services to LifeRamp and invoiced LifeRamp $54,302.01 in April, May and June, 2004 for such services.

     B. The business of LifeRamp and Ramp have both benefited from the Firm's provision of legal services to LifeRamp.

     C. The Firm has agreed to accept 529,259 shares of registered Ramp Common Stock, $0.01 par value (the "Shares") in lieu of payment of its fees for legal services, and the Company Parties have agreed to issue such Shares to the Firm in lieu of such payment, subject to the terms and conditions set forth herein.

     D. The Company Parties and the Firm desire to settle all outstanding claims and potential claims between the Company Parties and the Firm.

     NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, and for good and valuable consideration, the adequacy and receipt of which is hereby acknowledged by all parties, the parties agree as follows:

                                    AGREEMENT

     1. Payment of Account. The total unpaid balance of the account owed by the Company Parties to the Firm through the date hereof, including, but not limited to, all outstanding fees for services and expenses provided by the Firm to LifeRamp from April 2004 through the date hereof, is for all purposes agreed by the parties to be $54,302.01 (the "Total Due Balance"). The Firm hereby agrees to accept and receive as full payment and settlement for the Total Due Balance an aggregate of 529,259 "restricted" shares of common stock, par value $.01 per share, of Ramp to be issued by Ramp promptly after the execution of this Agreement.

     2. Firm Representations. The firm represents and warrants to the Company Parties that (a) it is an "accredited investor," which is defined under Rule 501(a)(3) of the Securities Act of 1933, as amended (the "Act"), due to its being a partnership, not formed for the specific purpose of acquiring the securities offered, in which each equity owner is an accredited investor, (b) it is acquiring the Shares for its own account and for investment purposes only; and (c) it has no present intention to distribute any of such Shares publicly and has no present agreement, understanding or arrangement to subdivide, sell, assign, transfer or otherwise dispose of all or any part of such Shares subscribed for to any other person or entity. Notwithstanding the above, it is acknowledged that the Firm may publicly sell the Shares in the open market without restriction through its broker if a registration statement covering the Shares is declared effective (and remains effective at the time of sale) by the Securities and Exchange Commission. The Firm acknowledges that the Company Parties will be relying on the representations and warranties of the Firm set forth in this Section 2 in issuing the shares to the Firm under and exemption from registration under the Act.

     3. Release by the Company Parties: The Company Parties and their respective officers, directors, partners and affiliates (the "Company Releasing Parties") do knowingly, voluntarily, and intentionally agree to, and do settle, RELEASE, waive, and discharge the Firm and/or the Firm's predecessors, successors, affiliates, partners, officers, administrators, employees, former employees, insurers, agents, and representatives (together, the "Firm Related Persons"), jointly and severally, from any and all claims, causes of action, arbitrations, rights, suits, judgments, and demands whatsoever, whether legal, equitable, or administrative, whether currently known or not known to the Company Releasing Parties, which the Company Releasing Parties may have now or in the future against the Firm and/or the Firm Related Persons, concerning any and all matters arising up through the date that the Company Parties sign this Agreement (but excluding any matters arising under the terms of this Agreement).

     4. Release by the Firm: The Firm does knowingly, voluntarily, and intentionally agree to, and does, settle, release, waive, and discharge the Company Parties and their respective predecessors, successors, affiliates, partners, officers, administrators, employees, former employees, insurers, agents, attorneys, and representatives (collectively, the "Company Related Persons"), jointly and severally, from any and all claims, causes of action, suits, rights, arbitrations, judgments and demands, whether legal, equitable, or administrative, whether currently known or not known to the Firm which the Firm may have now or in the future against the Company Parties or the Company Related Persons, concerning any and all matters arising up through the date that the Firm signs this Agreement (but excluding any matters arising under the terms of this Agreement), including without limitation any nonpayment of legal fees and associated expenses in connection with the rendition of legal services.

     5. Delivery of Shares; Release of Corporate Records: Upon execution of this Agreement by the parties, Ramp will promptly deliver to the Firm certificates representing the "unregistered" Shares with an appropriate restrictive legend thereon. Such certificates representing the Shares shall be delivered to the Firm no later than five (5) days after the execution of this Agreement by both parties. Upon receipt of the certificates representing the Shares, the Firm shall promptly deliver to the Company Parties corporate records of the Company Parties held by the Firm.

     6.   Registration of the Shares; Compliance with the Securities Act:

          6.1  Registration Procedures and Expenses. Ramp ("Registrant") shall:

               (a) Subject to receipt of necessary information from the Firm, prepare and file with the SEC a registration statement (the "Registration Statement") as soon as practicable, but in no event later than the earlier of
(i) August 30, 2004 or (ii) the date on which the Registrant next files a registration statement on Form S-1, S-3, or SB-2, to enable the resale of the Shares by the Firm from time to time in the open market without restriction or in privately-negotiated transactions;

               (b) Use  its  best  efforts,  subject  to  receipt  of  necessary information from the Firm, to cause the Registration Statement to become effective as soon as practicable, but in any event no later than ninety (90) days after the Registration Statement is filed by the Registrant; without limiting the foregoing, the Registrant agrees that if the SEC issues comments with respect to the Registration Statement, it will file an amendment to the Registration Statement and provide any supplemental information to the SEC that is responsive to such comments as soon as reasonably practicable following the date of issuance of the SEC's comments and will promptly request the acceleration of effectiveness of the Registration Statement (or any post-effective amendment thereto) once all SEC comments have been addressed to the satisfaction of the SEC;

               (c) maintain the effectiveness of the Registration Statement and otherwise prepare and file with the SEC such amendments and supplements to the Registration Statement and the


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

Prospectus used in connection therewith as may be necessary to keep the Registration Statement current and effective for a period through at least, with respect to the Shares of such Registrant purchased hereunder, the earlier of (i) the first anniversary of the date of the signing of this Agreement, (ii) the date on which the Firm may sell all Shares of such Registrant then held by the Firm without restriction by the volume limitations of Rule 144(e) of the Securities Act or (iii) such time as all Shares of such Registrant obtained by such Firm pursuant to this Agreement have been sold;

               (d) furnish to the Firm with respect to the Shares registered under the Registration Statement up to ten (10) copies of the Registration Statement, Prospectuses (including supplemental prospectuses) and preliminary versions of the Prospectus filed with the Securities Exchange Commission ("Preliminary Prospectuses") in conformity with the requirements of the Securities Act and such other documents as the Firm may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Firm, provided, however, that unless waived by the Registrant in writing, the obligation of the Registrant to deliver copies of Prospectuses or Preliminary Prospectuses to the Firm shall be subject to the receipt by the Registrant of reasonable assurances from the Firm that the Firm will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such Prospectuses or Preliminary Prospectuses;

               (e) file documents required of the Registrant for normal blue sky clearance in states reasonably specified in writing by the Firm prior to the effectiveness of the Registration Statement, provided, however, that the Registrant shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

               (f) bear all expenses (but not professional fees, brokerage costs and fees or expenses incurred by the Firm in connection with the registration statement or the sale of the Shares and underwriting discounts and commissions, if any) in connection with the procedures in paragraphs (a) through (e) of this
Section 6.1 and the registration of the Shares pursuant to the Registration Statement; and

               (g) advise the Firm, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

               (h) With a view to making available to the Firm the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Firm to sell Shares to the public without registration, the Registrant covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of the Firm's Shares of such Registrant may be resold pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of the Firm's Shares of such Registrant shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Registrant under the Securities Act and under the Exchange Act; and (iii) furnish to the Firm upon request, as long as the Firm owns any Shares of such Registrant, (A) a written statement by the Registrant that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the Registrant's most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail the Firm of any rule or regulation of the SEC that permits the selling of any such Shares without registration.


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

         It shall be a condition precedent to the obligations of the Registrant to take any action pursuant to this Section 6.1 that the Firm shall furnish to the Registrant such information regarding itself, the Shares to be sold by the Firm, and the intended method of disposition of such securities as shall be required to effect the registration of the Shares of such Registrant.

         The Registrant understands that the Firm disclaims being an underwriter, but the Firm being deemed an underwriter by the SEC shall not relieve the Registrant of any obligations it has hereunder.

          6.2  Transfer of Shares After Registration; Suspension.

               (a) The Firm agrees that it will promptly notify the Registrant of any changes in the information set forth in the Registration Statement regarding the Firm or its plan of distribution.

               (b) Except in the event that paragraph (c) below applies, the Registrant shall: (i) if deemed necessary by the Registrant, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Firm copies of any documents filed pursuant to Section 6.2(b)(i); and (iii) upon request, inform the Firm upon its request that the Registrant has complied with its obligations in Section 6.2(b)(i) (or that, if the Registrant has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Registrant will notify the Firm to that effect, will use its reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Firm pursuant to Section 6.2(b)(i) hereof when the amendment has become effective).

               (c) Subject to paragraph (d) below, in the event: (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;
(iii) of the receipt by the Registrant of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (iv) of any event or circumstance which the Registrant believes necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Registrant shall promptly deliver a certificate in writing to the Firm (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, the Firm will refrain from selling any Shares pursuant to the Registration Statement (a "Suspension") until the Firm's receipt of copies of a supplemented or amended Prospectus prepared and filed by the Registrant, or until it is advised in writing by the Registrant that the current Prospectus may be used, and has received copies of any additional or


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

supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Registrant will use its reasonable efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable within 60 days after delivery of a Suspension Notice to the Firm. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Firm, the Firm shall be entitled to specific performance in the event that the Registrant fails to comply with the provisions of this Section 6.2(c).

               (d) Notwithstanding the foregoing paragraphs of this Section 6.2, the Firm shall not be prohibited from selling Shares under the Registration Statement as a result of Suspensions on more than two occasions of not more than 90 days each in any twelve month period, and any such Suspension must be separated by a period of at least thirty (30) days from a prior Suspension.

               (e) Provided that a Suspension is not then in effect the Firm may sell Shares under the Registration Statement, provided that it arranges for delivery of a current Prospectus to the transferee of such Shares. Upon receipt of a request therefor, the Registrant will provide an adequate number of current Prospectuses to the Firm and to any other parties requiring such Prospectuses.

          6.3  Indemnification. For the purpose of this Section 6.3:

               (a) The term "Selling Stockholder" shall mean the Firm;

               (b) The term "Registration Statement" shall include any final Prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement (or deemed to be a part thereof) referred to in Section 6.1; and

               (c)  The  term  "untrue   statement"  shall  include  any  untrue
statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                    (i) Registrant agrees to indemnify and hold harmless the Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement of a material fact contained in the Registration Statement filed by Registrant, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not materially misleading, (ii) any material inaccuracy in the representations and warranties of the Registrant contained in the Agreement or the failure of the Registrant to perform its obligations hereunder, or (iii) any material failure by the Registrant to fulfill any material undertaking included in the Registration Statement, and the Registrant will reimburse such Selling Stockholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, provided, however, that the Registrant shall not beliable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Registrant by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement or the failure of such Selling Stockholder to comply with its covenants and agreements contained herein or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Selling Stockholder prior to the pertinent sale or sales by the Selling Stockholder.



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

                    (ii) The Selling Stockholder agrees to indemnify and hold harmless the Registrant (and each person, if any, who controls the Registrant within the meaning of Section 15 of the Securities Act, each officer of the
Registrant who signs the Registration Statement and each director of the Registrant) from and against any losses, claims, damages or liabilities to which the Registrant (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure to comply with the covenants and agreements contained herein, or (ii) any untrue statement of a material fact contained in the Registration Statement if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Selling Stockholder specifically for use in preparation of the Registration Statement, and the Selling Stockholder will reimburse the Registrant (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. The obligation to indemnify shall be limited to the net amount of the proceeds received by the Selling Stockholder from the sale of the Shares pursuant to the Registration Statement.

                    (iii) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 6.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 6.3 (except to the extent that such omission materially and adversely affects the indemnifying party's ability to defend such action) or from any liability otherwise than under this Section 6.3. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof (unless it has failed to assume the defense thereof and appoint counsel reasonably satisfactory to the indemnified party), such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the reasonable opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could reasonably have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

                    (iv) If the indemnification provided for in this Section 6.3 is unavailable to or insufficient to hold harmless an indemnified party under subsection (i) or (ii) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Registrant on the one hand and the Selling Stockholder on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Registrant on the one hand or the Selling Stockholder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Registrant and the Selling
Stockholder agree that it would not be just and equitable if contribution pursuant to this subsection (iv) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (iv). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection
(iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (iv), the Selling Stockholder shall not be required to contribute any amount in excess of the amount by which the gross amount received by the Selling Stockholder from the sale of the Shares to which such loss relates exceeds the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue statement.

                    (v) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 6.3, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 6.3 fairly allocate the risks in light of the ability of the parties to investigate the Registrant and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act.

     7. No Representations or Warranties on Future Price. The Firm understands and acknowledges that Ramp makes no representations or warranties regarding the future price of the Shares.

     8. No Future Costs or Expenses Incurred. The Firm agrees, from and the after the execution of this Agreement by the parties, that it will not incur additional costs or expenses in connection with the provision of legal services to the Company Parties unless requested by either of the Company Parties in writing.


     9. Cooperation. The parties hereto agree to cooperate and execute such other and further documents and agreements and to perform such other acts as may be reasonably requested to effectuate the intent and terms of the Agreement.

     10. Warranty of Authority. By execution of this Agreement, each person signing on behalf of an entity warrants that this Agreement is executed on behalf of a valid legal entity; that such entity has the full right and authority to undertake any action contemplated by this Agreement; that the execution of this Agreement and the performance of the obligations hereunder (including, without limitation, in the case of Ramp and/or LifeRamp, the issuance and registration for resale of the Shares) by the signatory has been duly and properly authorized by the party on whose behalf said Agreement is executed in accordance with all applicable laws, regulations, agreements and procedures governing the authority of such person or entity to execute this Agreement on behalf of such party; and that the consent of all persons or entities whatsoever necessary to the due execution of this Agreement has been obtained.

Further, Ramp and Life Ramp represent and warrant to the Firm that subject to the registration requirements of Section 4.1 hereof, the Firm's resale of the Shares is not subject to any legal, contractual, regulatory or other impediment.

     11. No Prior Assignment. Each of the parties hereto represents and warrants that it has not heretofore assigned, transferred or hypothecated, or purported to assign, transfer or hypothecate to any person or entity any claim or cause of action herein released, or any interest therein.

     12. No Admission of Liability. This Agreement, and the actions taken pursuant thereto, are a result of a compromise among the parties hereto and shall never, at any time or for any purpose, be considered as an admission of liability and/or responsibility on the part of any of the parties, each of which continues to deny such liability and disclaim such responsibility.

     13. Attorneys' Fees. The parties hereto acknowledge and agree that each of them will bear their own costs, expenses and attorneys' fees arising out of and/or connected with the negotiation, drafting and execution of this Agreement, and all matters arising out of or connected therewith (except as otherwise provided in Section 6.1 hereof).

     14. Interpretation of This Agreement. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. The Agreement is the product of negotiation and preparation by and among the parties and their respective attorneys. The Agreement shall be interpreted and constructed neutrally as to all parties, without any party deemed to be the drafter of the Agreement.

     15. Successors and Assigns. This Agreement and the terms and conditions hereof shall bind and inure to the benefit of the respective executors, administrators, heirs, predecessors, successors, assigns, employees, servants, principals, partners, partnerships, insurers, agents, representatives, attorneys, consultants, heirs, executors, administrators, trustors, trustees and beneficiaries.

     16. Voluntary Agreement; Advice of Counsel. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto with the full intent of releasing all claims. The parties acknowledge that they have been represented in the preparation, negotiation and execution of this Agreement by legal counsel of their own choice (which the Company Parties specifically acknowledge is legal counsel other than the Firm); that they understand the terms and consequences of this Agreement and of the releases it contains; and that they are fully aware of the legal and binding effect of this Agreement.

     17. Entire Agreement. This Agreement contains the entire agreement of the parties pertaining to the subject matter contained in it and supersedes any and all prior and\or contemporaneous negotiations, correspondence, understandings, representations, letters of intent and agreements. The parties, and each of them, understand and agree that this Agreement is not made with reliance upon any inducement, statement, promise or representation other than those contained within this Agreement.

     18. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     19. Amendments. This Agreement may not be amended except by written amendment executed by all parties.

     20. Titles. The titles to the sections of this Agreement are solely for the convenience of the parties and shall not be used as an aid in the interpretation or construction of this Agreement.

     IN WITNESS WHEREOF, this Agreement has been duly executed by or on behalf of the parties hereto as of the 19th day of August 2004.



RAMP CORPORATION                              BUCKLEY KOLAR  LLP


By:__________________________________
     Andrew Brown, CEO                        By:  _____________________________
                                              Name:  ___________________________
                                              Title:  __________________________

LIFERAMP FAMILY FINANCIAL, INC.


By:__________________________________
     Andrew Brown, CEO





























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